UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

December 13, 2007

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WITEL CORP.
(Exact name of registrant as specified in its charter)
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Nevada	333-145134	20-8734462
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East, Suite 600 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

(403) 998-1677
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 19, 2007, the Company filed with the Securities and Exchange Commission (“SEC”) its quarterly report on Form 10Q-SB for the period ended September 30, 2007 without its auditors review. On December 6, 2007, the Company filed an amended quarterly report on Form 10Q-SB/A for the period ended September 30, 2007 without its auditors review. On December 6, 2007, the Company notified its auditor of the filing of the Form 10Q-SB and Form 10Q-SB/A. On December 7, 2007, the Company’s auditor issued a letter, dated December 7, 2007, notifying the Company that it had not reviewed the quarterly report on Form 10-QSB or 10Q-SB/A and requested that the Company filed a Form 8-K on non-reliance and, that if it failed to do so, it would resign as the Company’s auditors.

On December 14, 2007, the Company filed its 8-K, Item 4.02, reporting the non-reliance on previously issued financial statements. On December 13, 2007, the President of the Company discussed the contents of the previously filed Form 8-K with the Company’s auditors and, on December 13, 2007, the auditors issued their letter, addressed to the Commission, which agrees with the content of the statements made by the Company in response to Item 4.02.

The Company has attached the letter from its independent accountants, Moore & Associates, Chartered, dated December 13, 2007, indicating that the Company’s management has discussed the content contained in its 8-K, dated December 13, 2007 and filed with the Commission on December 14, 2007, and that its independent accountants agrees with the content contained in the Company’s 8-K, as Exhibit 7 hereto and incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

7
Correspondence, dated December 13, 2007, from the Company’s independent accountants regarding its agreement to the contents contained in Item 4.02 of the Company’s previously filed 8-K dated December 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WiTel Corp. DATE: December 17, 2007 By: /s/ James E. Renton Name: James E. Renton Title: President and Chief Executive Officer